UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2014

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2014, Gulfport Energy Corporation (“Gulfport”) entered into an Amended & Restated Master Services Agreement for Pressure Pumping Services (the “Pressure Pumping Agreement”), effective as of October 1, 2014, with Stingray Pressure Pumping LLC (“Stingray Pressure Pumping”). Gulfport owns 50% of the equity interests of Stingray Pressure Pumping. Pursuant to the Pressure Pumping Agreement, Stingray Pressure Pumping has agreed to provide hydraulic fracturing, stimulation and related completion and rework services to Gulfport, dedicating two frac spreads and related equipment for the performance of these services. Gulfport has agreed to pay Stingray Pressure Pumping a monthly service fee plus the associated costs of the services provided. Gulfport and Stingray Pressure Pumping have each agreed to maintain insurance at certain minimum thresholds. The Pressure Pumping Agreement contains mutual indemnification obligations and also provides for Gulfport to indemnify Stingray Pressure Pumping for certain equipment damage, environmental matters, and underground property matters. The Pressure Pumping Agreement has a term ending on September 30, 2018, which term may be extended by mutual agreement, and includes, among others, confidentiality and non-solicitation provisions. The Pressure Pumping Agreement may be terminated in the event of a covenant breach by either party on 45 days written notice and a failure to cure. Stingray Pressure Pumping may also terminate in the event of payment default by Gulfport.

Also on September 20, 2014, Gulfport entered into a Sand Supply Agreement (the “Sand Supply Agreement”), effective as of October 1, 2014, with Muskie Proppant LLC (“Muskie Proppant”). Gulfport owns 25% of the equity interests of Muskie Proppant. Pursuant to the Sand Supply Agreement, Muskie Proppant has agreed to sell and deliver, and Gulfport has agreed to purchase, specified annual and monthly amounts of proppant sand, subject to certain exceptions specified in the agreement, at a fixed price per ton, subject to certain adjustments, plus agreed costs and expenses. Failure by either Muskie Proppant or Gulfport to deliver or accept the minimum monthly amount results in damages calculated per ton based on the difference between the monthly obligation amount and the amount actually delivered or accepted, as applicable. In addition, failure to pick up the sand on a timely basis from the designated facility will lead to demurrage charges payable by Gulfport. If Gulfport fails to make payments when due, or Muskie Proppant fails to deliver the required amounts of sand over three consecutive months, the other party can terminate the Sand Supply Agreement. The Sand Supply Agreement provides for Gulfport to indemnify Muskie Proppant for certain damages relating to the proppant sand. The Sand Supply Agreement has a term ending on September 30, 2018, which term may be extended by mutual agreement, and includes, among others, confidentiality and non-solicitation provisions. The Sand Supply Agreement may be terminated in the event of a covenant breach by either party on 45 days written notice and a failure to cure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: September 25, 2014	By:	/s/ AARON GAYDOSIK
Aaron Gaydosik Chief Financial Officer